EXHIBIT 23.1

[PRICEWATERHOUSE COOPERS LLP LETTERHEAD]

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Golden Star Resources Ltd., of our report dated January 29, 2004 relating to the financial statements, which appears in the company’s Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP

CHARTERED ACCOUNTANTS
Calgary, Canada
September 13, 2004